UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 22, 2006
IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter

OHIO	File No. 1-5964	23-0334400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania	19355

Registrant’s telephone number, including area code: (610) 296-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 22, 2006, IKON Office Solutions, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) authorized a $150 million increase to the Board’s existing March 2004 $250 million share repurchase authorization, resulting in a new authorization of up to $400 million, and that it held its Annual Meeting of Shareholders earlier that day (the “Annual Meeting”). A copy of this press release is furnished as Exhibit 99.1 to this report.
Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the Company’s shareholders approved the (i) election of the Company’s ten director nominees to hold office until their successors are duly elected and qualified, (ii) IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Omnibus Plan”), and (iii) ratification of the Company’s selection of PricewaterhouseCoopers LLP as its independent auditor for the fiscal year ending September 30, 2006 (“PwC Ratification”). Proxies were solicited for the Annual Meeting pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.
The results of the director elections are set forth in the table below.

Director	Votes For	Abstentions
Philip E. Cushing	123,377,240	2,093,195
Matthew J. Espe	122,598,461	2,871,974
Thomas R. Gibson	120,154,949	5,315,486
Richard A. Jalkut	123,051,304	2,419,131
Arthur R. Johnson	120,163,071	5,307,364
Kurt M. Landgraf	122,473,166	2,997,269
Gerald Luterman	120,155,393	5,315,042
William E. McCracken	120,129,464	5,340,971
William L. Meddaugh	123,005,051	2,465,384
Anthony P. Terracciano	123,099,406	2,371,029
The voting results relating to the Omnibus Plan and the PwC Ratification proposals are set forth in the table below.

Proposal	Votes For	Votes Against	Abstentions
Omnibus Plan	70,670,706	26,751,521	215,680
PwC Ratification	120,295,406	2,650,727	2,524,301
Item 9.01. Financial Statements and Exhibits.
The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:
     99.1 Press Release dated February 22, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By:	/s/ ROBERT F. WOODS
Robert F. Woods
Senior Vice President and Chief Financial Officer

Dated: February 23, 2006